                                  EXHIBIT 4.4

                         AMENDMENT TO RIGHTS AGREEMENT

           This Amendment (this "AMENDMENT") to Rights Agreement (the "RIGHTS AGREEMENT") is effective as of May 1, 1999 by and between MiniMed Inc., a Delaware corporation (the "CORPORATION") and Harris Trust Company of California, a trust company organized under the laws of the State of California (the "RIGHTS AGENT"). Capitalized terms used herein but not defined herein shall have their defined meanings set forth in the Rights Agreement.

                                   BACKGROUND

           A. The Corporation and the Rights Agent entered into the Rights Agreement effective as of July 24, 1995.

           B. The Rights Agreement provides that the Independent Directors have certain powers to the exclusion of other directors.

           C. The Right Agreement provides that the Exercise Price for each Right is $65.00.

           D. The parties wish to (i) amend the terms of the Rights Agreement to eliminate the concept and powers of the Independent Directors, and (ii) change the Exercise Price from $65.00 to $250.00.

                                    AGREEMENT

           NOW, THEREFORE, the parties hereby agree as follows:

           1. The Table of Defined Terms is hereby amended by deleting the term "Independent Director" therefrom.

           2. Section 1(l) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "[This Section intentionally left blank.]"

                     3. Section 1(p) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     "(p) "Redemption Date" shall mean the date of the action of the Board of Directors directing the Company to redeem the Rights pursuant to
Section 23(a) hereof or exchange the Rights pursuant to Section 24(a) hereof."

           4. Section 1(z) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(z) "15% Stockholder" shall mean any Person that, together with all Affiliates and Associates of such Person, hereafter acquires Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares then outstanding and thereupon or thereafter Beneficially Owns 15% or more of the Voting Shares of the Company then outstanding; provided, however, that the term "15% Stockholder" shall not include: (i) any Person who is the Beneficial Owner of at least 15% of the outstanding Common Shares both on the date of this Agreement and at the completion of the Company's initial public offering of Common Shares, (ii) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of a Subsidiary of the Company, or any Person holding Voting Shares for or pursuant to the terms of any such employee benefit plan; or (iii) any Person if such Person would not otherwise be a 15% Stockholder but for a reduction in the number of outstanding Voting Shares resulting from a stock repurchase program or other similar plan of the Company or from a self tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "15% Stockholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of Voting Shares of the Company equal to 1% or more of the Voting Shares of the Company then outstanding and (B) such Person, together with all Affiliates and Associates of such Person, shall Beneficially Own 15% or more of the Voting Shares of the Company then outstanding. In calculating the percentage of the outstanding Voting Shares that are Beneficially Owned by a Person for purposes of this subsection (z), Voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and Voting Shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights (other than Rights), warrants or options shall not be deemed outstanding. Any determination made by the Board of Directors as to whether any Person is or is not a 15% Stockholder shall be conclusive and binding upon all holders of Rights."

           5. Section 3(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(a) "Distribution Date" shall mean the date, after the date hereof, that is the earliest of (i) the tenth Business Day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the first public announcement of the intent of any Person (other than the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) to commence, a tender offer or exchange offer, the consummation of which would cause any Person to become a 15% Stockholder (such tenth Business Day (or such later date) being referred to as the "Section 3(a)(i) Date"), (ii) the date of the first Section 11(a)(ii) Event or (iii) the date of the first Section 13(a) Event."

                     6. Section 3(h) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     "(h) Notwithstanding the foregoing provisions of this
Section 3, the Rights Agent shall not send any Right Certificate to any 15% Stockholder or any of its Affiliates or Associates or to any Person if the Rights held by such Person are Beneficially Owned by a 15% Stockholder or any of its Affiliates or Associates. Any determination made by the Board of Directors as to whether any Common Shares are or were Beneficially Owned at any time by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder shall be conclusive and binding upon all holders of Rights."

                     7. Section 7(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(c) The Exercise Price for the exercise of each Right shall initially be $250.00 and shall be payable in lawful money of the United States of America in accordance with Section 7(f) hereof. The Exercise Price and the number of Preferred Shares (or, following the occurrence of a Section 11(a)(ii) Event or a Section 13(a) Event, Common Shares and/or other securities) to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 7(e), 11 and 13 hereof and the other provisions of this Agreement."


           8. Section 23(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(a) Until the earliest of (i) the first Section 3(a)(i) Date, (ii) the date of the first Section 11(a)(ii) Event, (iii) the date of the first
Section 13(a) Event or (iv) the Expiration Date, the Board of Directors may, at its option, direct the Company to redeem all, but not less than all, of the then outstanding Rights at a redemption price of $.01 per Right, as such redemption price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"), and the Company shall so redeem the Rights."

           9. Section 24(a) is hereby deleted in its entirety and the following is inserted in lieu thereof:

                     "(a) At any time after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder, together with all Affiliates and Associates of such 15% Stockholder, shall be the Beneficial Owner of 50% or more of the Voting Shares then outstanding, the Board of Directors may, at its option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio per Right equal to a number of Common Shares that, as of the date of the Board of Directors' action, has a Current Market Price equal to the difference between the Exercise Price and the Current Market Price of the shares that would otherwise be issuable upon exercise of a Right on such date, as such exchange ratio shall be appropriately adjusted to reflect any stock split, stock dividend, or similar transaction involving Preferred Shares or Common Shares that occurs after the date hereof (the "Exchange Ratio"), and the Company shall so exchange the Rights."

           10. Section 24(b) is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(b) Immediately upon the action of the Board of Directors directing the Company to exchange the Rights pursuant to subsection (a) of this Section 24, or at such time and date thereafter as they may specify, and without any further action and without any notice, the right to exercise Rights shall terminate and the only right thereafter of the holder of a Right shall be to receive a number of Common Shares equal to the Exchange Ratio. Within 10 Business Days after the date of such action, the Company shall give notice of such exchange to the holders of Rights by mailing such notice to all holders of Rights at their last addresses as they appear upon the registry books of the Rights Agent or, if prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives such notice, but neither the failure to give any such notice nor any defect therein shall affect the legality or validity of such exchange. Each such notice of exchange shall state the method by which the Rights will be exchanged for Common Shares. Neither the Company nor any of its Affiliates or Associates may, directly or indirectly, redeem, acquire or purchase for value any Rights in any manner other than that specifically set forth in Section 23 hereof or in this
Section 24, and other than in connection with the purchase of Common Shares prior to the earlier of the date of the first Section 11(a)(ii) Event or the date of the first Section 13(a) Event."

           11. Section 27 is hereby deleted in its entirety and the following is inserted in lieu thereof:

           "(a) The Board of Directors may, from time to time, without the approval of any holders of Rights, direct the Company and the Rights Agent to supplement or amend any provision of this Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (i) the date of the first
Section 11(a)(ii) Event, (ii) the date of the first Section 13(a) Event, (iii) the Redemption Date or (iv) the first Section 3(a)(i) Date, this Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder or a Surviving Person."

           12. Exhibit B is hereby deleted in its entirety and Exhibit B attached hereto and incorporated herein by reference is inserted in lieu thereof.

           13. Exhibit C is hereby deleted in its entirety and Exhibit C attached hereto and incorporated herein by reference is inserted in lieu thereof.

           14. Except as expressly set forth in this Amendment, all other terms of the Rights Agreement shall remain in full force and effect.

           15. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

           16. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

           IN WITNESS WHEREOF, the Corporation and the Rights Agent have executed this Amendment effective as of the date first above written.

                                        THE CORPORATION:

                                        MINIMED INC.


                                        By:     /s/ ERIC S. KENTOR
                                                --------------------------------
                                        Name:   Eric S. Kentor
                                        Title:  Senior Vice President, General
                                                Counsel and Secretary


                                        THE RIGHTS AGENT:

                                        HARRIS TRUST COMPANY OF CALIFORNIA


                                        By:     /s/ JOHN CASTELLANOS
                                                --------------------------------
                                        Name:   John Castellanos
                                        Title:  Assistant Vice President

                                    EXHIBIT B

                                     FORM OF
                                RIGHT CERTIFICATE

Certificate No. R-                                        Rights

           NOT EXERCISABLE AFTER MAY 23, 2005 OR EARLIER IF REDEEMED OR EXCHANGED. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY CERTAIN PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                RIGHT CERTIFICATE

                                  MINIMED INC.

This certifies that _______________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of ________________, 1995 by and between MiniMed Inc., a Delaware corporation (the "Company"), and Harris Trust Company of California (the "Rights Agent"), to purchase from the Company at any time prior to the earlier of the Redemption Date (as such term is defined in the Rights Agreement) or 5:00 o'clock p.m., Los Angeles, California time, on May 23, 2005, at the office or agency of the Rights Agent at Harris Trust Company of California, 601 South Figueroa, 49th Floor, Los Angeles, California 90017, or at the office of its successor as Rights Agent, one 1/1,000th of a fully paid and nonassessable share of Series B Junior Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (a "Preferred Share") or, in certain circumstances, other securities or other property, at a purchase price of $250.00 per one 1/1,000th of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed.

The number of Rights represented by this Right Certificate and the Exercise Price set forth above are the number of Rights and the Exercise Price as of July 24, 1995, based upon the Preferred Shares as constituted on such date. As provided in the Rights Agreement, the Exercise Price and the number of Preferred Shares or other securities or other property that may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

The Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of Right Certificates. This Right Certificate is subject to all the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon presentation and surrender at the above-mentioned offices of the Rights Agent, with the Form of Assignment, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares or, in certain circumstances, other securities or other property, as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon the surrender hereof with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights represented by this Right Certificate may be redeemed by the Company, at its option, at a redemption price of $.01 per Right or, upon the occurrence of certain events, the Company, at its option, may exchange such Rights for fully paid and nonassessable shares of Common Stock, par value .01 per share, of the Company at the exchange ratio set forth in the Rights Agreement.

No fractional securities shall be issued upon the exercise of any Right or Rights represented hereby (other than fractions of Preferred Shares that are integral multiples of one 1/1,000th of a Preferred Share, that may, at the option of the Company, be represented by depositary receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement. No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights represented by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________________, _____.

MINIMED INC.


By_________________________________          By_________________________________
  Name:                                        Name:
  Title:                                       Title:


Countersigned:

HARRIS TRUST COMPANY OF CALIFORNIA


By_________________________________
  Name:
  Title:

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer any or all of the Rights
                     represented by this Right Certificate)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

                       _________________________________

                       _________________________________,
                   (Name, address and social security or other
                        identifying number of transferee)

____________________(_____) of the Rights represented by this Right Certificate, together with all right, title and interest in and to said Rights, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer said Rights on the books of MiniMed Inc. with full power of substitution.


Dated:_________________, ____                ___________________________________
                                             (Signature)


Signature Guaranteed:


                                   Certificate

                           (to be completed, if true)

The undersigned hereby certifies that the Rights represented by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement).


Dated:_________________, ____                ___________________________________
                                             (Signature)


Signature Guaranteed:

                    Form of Reverse Side of Right Certificate
                                   (continued)

                                     NOTICE

The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any Right Certificate or Right Certificates in exchange for this Right Certificate.

                    Form of Reverse Side of Right Certificate
                                   (continued)

                          FORM OF ELECTION TO PURCHASE

             (To be executed by the registered holder if such holder
                  desires to exercise any or all of the Rights
                     represented by this Right Certificate)

To MiniMed Inc.:

The undersigned hereby irrevocably elects to exercise __________________ (_____) of the Rights represented by this Right Certificate to purchase the following:

(Check one of the following boxes)

- the Preferred Shares or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 7(c) of the Rights Agreement.

- the shares of the Common Stock, par value $.01 per share, of the Company, or other securities or property issuable upon the exercise of said number of Rights pursuant to Section 11(a)(ii) of the Rights Agreement.

- the securities issuable upon the exercise of said number of Rights pursuant to Section 13(a) of the Rights Agreement.

The undersigned hereby requests that any such property and a certificate for any such securities be issued in the name of and delivered to:


                         ______________________________

                         ______________________________

                   (Name, address and social security or other
                          identifying number of issuee)

The undersigned hereby further requests that if said number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the remaining balance of such Rights be issued in the name of and delivered to:


                         ______________________________

                         ______________________________

                   (Name, address and social security or other
                          identifying number of issuee)

Dated:_________________, ____                ___________________________________
                                             (Signature)

Signature Guaranteed:

                    Form of Reverse Side of Right Certificate
                                   (continued)

                          FORM OF ELECTION TO PURCHASE

                                   Certificate

                           (to be completed, if true)

The undersigned hereby certifies that the Rights represented by this Right Certificate are not Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement).


Dated:_________________, ____                ___________________________________
                                             (Signature)


Signature Guaranteed:

                                     NOTICE

The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Right Certificate to be Beneficially Owned by a 15% Stockholder or an Affiliate or Associate of a 15% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any property or certificate for securities upon the exercise of this Right Certificate or issue any new Right Certificate for any remaining balance of unexercised Rights represented by this Right Certificate.

                                    EXHIBIT C

                              SUMMARY OF THE RIGHTS

On May 23, 1995 the Board of Directors of MiniMed Inc. (the "Company") authorized adoption of a stockholder rights plan pursuant to which there will be attached to each share of common stock, par value $.01 per share, of the Company (the "Common Shares") one preferred stock purchase right (a "Right"). The Rights will be issued as a dividend on the Common Shares outstanding as of the close of business on the date of the Rights Agreement (as defined below) (the "Record Date").

The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of a Rights Agreement (the "Rights Agreement") by and between the Company and Harris Trust Company of California as Rights Agent (the "Rights Agent").

           1.        COMMON SHARE CERTIFICATES REPRESENTING RIGHTS

Until the Distribution Date (as defined in Section 2 below), (a) the Rights shall not be exercisable, (b) the Rights shall be attached to and trade only together with the Common Shares and (c) the stock certificates representing Common Shares shall also represent the Rights attached to such Common Shares. Common Share certificates issued after the Record Date and prior to the Distribution Date shall contain a notation incorporating the Rights Agreement by reference.

           2.        DISTRIBUTION DATE

The "Distribution Date" is the earliest of (a) the tenth business day following the date of the first public announcement that any person (other than the Company or certain related entities, and with certain additional exceptions) has become the beneficial owner of 15% or more of the then outstanding Common Shares (such person is a "15% Stockholder" and the date of such public announcement is the "15% Ownership Date"), (b) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 15% Stockholder or (c) the first date, on or after the 15% Ownership Date, upon which the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed into or exchanged for stock or assets of another person, or upon which 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business).

In calculating the percentage of outstanding Common Shares that are beneficially owned by any person, such person shall be deemed to beneficially own any Common Shares issuable upon the exercise, exchange or conversion of any options, warrants or other securities beneficially owned by such person; provided, however, that such Common Shares issuable upon such exercise shall not be deemed outstanding for the purpose of calculating the percentage of Common Shares that are beneficially owned by any other person. Notwithstanding the foregoing, if any person becomes the beneficial owner of at least 15% of the then outstanding Common Shares as a result of any increase in the number of Common Shares issuable upon the exercise, exchange or conversion of outstanding securities, or any decrease in the number of outstanding Common Shares resulting from any stock repurchase plan or self tender offer of the Company, then such person shall not be deemed a "15% Stockholder" until such person thereafter acquires beneficial ownership of, in the aggregate, a number of additional Common Shares equal to 1% or more of the then outstanding Common Shares. Furthermore, any person who is the beneficial owner of at least 15% of the outstanding Common Shares (1) on the date of the Rights Agreement and (2) at the completion of the Company's initial public offering of Common Shares shall not be deemed a "15% Stockholder." Finally, in determining whether a person is a "15% Stockholder," Common Shares held by such person as an underwriter for a public offering by the Company or as placement agent for a private offering by the Company shall not be deemed to be beneficially owned by such person.

Upon the close of business on the Distribution Date, the Rights shall separate from the Common Shares, Right certificates shall be issued and the Rights shall become exercisable to purchase Preferred Shares as described in Section 5 below.

           3.        ISSUANCE OF RIGHT CERTIFICATES

As soon as practicable following the Distribution Date, separate certificates representing only Rights shall be mailed to the holders of record of Common Shares as of the close of business on the Distribution Date, and such separate Right certificates alone shall represent such Rights from and after the Distribution Date.

           4.        EXPIRATION OF RIGHTS

The Rights shall expire on May 23, 2005 unless earlier redeemed or exchanged, unless the Distribution Date has previously occurred and the Rights have separated from the Common Shares, in which case the Rights will remain outstanding for ten years.

           5.        EXERCISE OF RIGHTS

Unless the Rights have expired or been redeemed or exchanged, they may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by a 15% Stockholder or that was attached to a Common Share that is subject to an option beneficially owned by a 15% Stockholder shall be void.

(a) Right to Purchase Preferred Shares. From and after the close of business on the Distribution Date, each Right (other than a Right that has become void) shall be exercisable to purchase one one-thousandth of a share of Series B Junior Participating Cumulative Preferred Stock, par value $.01 per share, of the Company (the "Preferred Shares"), at an exercise price of $250.00 (the "Exercise Price"). Prior to the Distribution Date, the Company may substitute for all or any portion of the Preferred Shares that would otherwise be issuable upon exercise of the Rights, cash, assets or other securities having the same aggregate value as such Preferred Shares. The Preferred Shares are nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, are subordinate to any other series of the Company's preferred stock, whether issued before or after the issuance of the Preferred Shares. The Preferred Shares may not be issued except upon exercise of Rights. The holder of one whole Preferred Share is entitled to receive when, as and if declared, the greater of (i) cash and non-cash dividends in an amount equal to 1,000 times the dividends declared on each Common Share or (ii) a preferential annual dividend of $1.00 per Preferred Share ($.001 per one one-thousandth of a Preferred Share). In the event of liquidation, the holders of Preferred Shares shall be entitled to receive a liquidation payment in an amount equal to the greater of (1) $1.00 per Preferred Share ($.001 per one one-thousandth of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares, or (2) an amount equal to 1,000 times the aggregate amount to be distributed per Common Share. Each Preferred Share has 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share shall be entitled to receive 1,000 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by antidilution provisions. It is anticipated that the value of one one-thousandth of a Preferred Share should approximate the value of one Common Share.

(b) Right to Purchase Common Shares of the Company. From and after the close of business on the tenth business day following the 15% Ownership Date, each Right (other than a Right that has become void) shall be exercisable to purchase, at the Exercise Price (initially $250.00), Common Shares with a market value equal to two times the Exercise Price. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company shall substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities having the same aggregate value as such Common Shares.

(c) Right to Purchase Common Stock of a Successor Corporation. If, on or after the 15% Ownership Date, (i) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a merger or other business combination in which all or part of the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (iii) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each Right (other than a Right that has become void) shall thereafter be exercisable to purchase, at the Exercise Price (initially $250.00), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price.

           6.        ADJUSTMENTS TO PREVENT DILUTION

The Exercise Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution.

           7.        CASH PAID INSTEAD OF ISSUING FRACTIONAL SECURITIES

With certain exceptions, no adjustment in the Exercise Price shall be required until cumulative adjustments require an adjustment of at least 1%. No fractional securities shall be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one one-thousandth of a Preferred Share and that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash shall be made based on the market price of such securities on the last trading date prior to the date of exercise.



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

           8.        REDEMPTION

At any time prior to the earlier of (a) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 15% Stockholder or (b) the first event of the type giving rise to exercise rights under Section 5(c) above, the Board of Directors may, at its option, call the Rights for redemption in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), and the Company shall so redeem the Rights. Immediately upon the calling of the Rights for redemption (the date of such action is the "Redemption Date"), the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive the Redemption Price.

           9.        EXCHANGE

At any time after the 15% Ownership Date and prior to the first date thereafter upon which a 15% Stockholder shall be the beneficial owner of 50% or more of the outstanding Common Shares, the Board of Directors may, at its option, direct the Company to exchange all, but not less than all, of the then outstanding Rights for Common Shares at an exchange ratio per Right equal to a number of Common Shares that, as of the date of the Board of Directors' action, has a current market price equal to the difference between the Exercise Price and the current market price of the shares that would otherwise be issuable upon exercise of a Right on such date (the "Exchange Ratio"), and the Company shall so exchange the Rights. Immediately upon such action by the Board of Directors, the right to exercise Rights shall terminate and the only right of the holders of Rights thereafter shall be to receive a number of Common Shares equal to the Exchange Ratio.

           10.       NO STOCKHOLDER RIGHTS PRIOR TO EXERCISE

Until a Right is exercised, the holder thereof, as such, shall have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

           11.       AMENDMENT OF RIGHTS AGREEMENT

The Board of Directors may, from time to time, without the approval of any holder of Rights, direct the Company and the Rights Agent to supplement or amend any provision of the Rights Agreement in any manner, whether or not such supplement or amendment is adverse to any holder of Rights, and the Company and the Rights Agent shall so supplement or amend such provision; provided, however, that from and after the earliest of (a) the tenth business day (or such later day as shall be designated by the Board of Directors) following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer, the consummation of which would cause any person to become a 15% Stockholder, (b) the 15% Ownership Date, (c) the first event of the type giving rise to exercise rights under Section 5(c) above, or (d) the Redemption Date, the Rights Agreement shall not be supplemented or amended in any manner that would materially and adversely affect any holder of outstanding Rights other than a 15% Stockholder.



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